UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 10, 2005


                             ONE LINK 4 TRAVEL, INC
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             (Exact name of registrant as specified in its charter)

          Delaware                      333-81922              43-1941213
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)


 One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA           94105
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           (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (415) 293-8277
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
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     On November 10, 2005, One Link 4 Travel, Inc. (the "Company") entered into a Revolving Loan Agreement (the "Agreement") by and among the Company, Reservation Center, Inc., a California corporation and a wholly owned subsidiary of the Company ("RCI"), and Boatright Family LLC ("BFL"), an Oklahoma limited liability company controlled by one of the Company's directors, Peter Boatright.

     Pursuant to the terms of the Agreement, BFL agreed to make a revolving loan to RCI in the principal amount of up to $500,000 for a period of one year from the date of the Agreement. The maximum amount of money that can be borrowed by RCI at any one time pursuant to the Agreement cannot exceed 60% of all of its "qualified accounts receivable", as that term is defined in the Agreement. Advances outstanding on the line of credit will accrue interest at a rate equal to the Prime Rate plus 1% per annum. In the event of a default by RCI under the Agreement, amounts owed pursuant to the Agreement will accrue interest at the Prime Rate plus 8% per annum. RCI's obligations under the Agreement are secured by all of RCI's accounts and accounts receivable, including those acquired by RCI after the date of the Agreement, and including all cash and non-cash proceeds of all such accounts and accounts receivable and the products and increase of all such accounts and accounts receivable. As of November 14, 2005, a total of $500,000 was outstanding pursuant to the line of credit.

     In connection with the Agreement, and as consideration for entering into the Agreement, the Company granted to BFL a warrant to purchase a maximum of 500,000 shares of the Company's common stock (the "Warrant Shares") at a price of $1.00 per share for a period of five years. BFL may purchase 250,000 of the Warrant Shares immediately, and the remaining 250,000 Warrant Shares may only be purchased upon the occurrence of a event of default by the RCI pursuant to the Agreement. This warrant was issued in reliance from exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

     The Company has agreed to include the Warrant Shares in any of its future registration statements (other than registration statements relating solely to employee benefit plans or reclassifications of securities, mergers, consolidations or similar transactions) in order to register the resale of the Warrant Shares by BFL, upon notice to the Company by BFL of such a request.

     The description of the Agreement above does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this Current Report.

Item 3.02     Unregistered Sales of Equity Securities
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     To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 3.02 by reference.

Item 9.01.    Financial Statements and Exhibits
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(c) Exhibits.

10.1          Revolving Loan Agreement dated November 10, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 15, 2005                     ONE LINK 4 TRAVEL, INC



                                             By:    /s/ F. W. Guerin
                                                --------------------
                                             F. W. Guerin
                                             Chief Executive Officer